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                                                                EXHIBIT 10.25


                       SECOND AMENDMENT TO LOAN AGREEMENT


     This SECOND AMENDMENT TO LOAN AGREEMENT ("Second Amendment") made as of this 30th day of September, 1996, by and between WABASH NATIONAL CORPORATION, a Delaware corporation with its principal place of business at 1000 Sagamore Parkway South, Lafayette, Indiana 47905 ("Borrower") and NBD BANK, N.A. ("Bank"), a national banking association with its principal banking offices at One Indiana Square, Indianapolis, Indiana 46266.

     WHEREAS, the Borrower and the Bank entered into that certain Loan Agreement dated April 28, 1995, as amended by that certain Amendment to Loan Agreement dated November 9, 1995 (collectively, the "Agreement") pursuant to which the Bank agreed to extend a Revolving Line of Credit to the Borrower with a Loan Maturity Date of July 1, 1997; and

     WHEREAS, the Borrower wishes to extend the Loan Maturity Date to January 1, 1998 and also seeks to amend certain of the financial covenants contained in the Agreement; and

     WHEREAS, the Bank is willing to extend the Loan Maturity Date and to make certain amendments to the financial covenants, on the terms and conditions set forth herein:

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Section 1. Definitions. The following definitions in the Agreement are hereby amended or added to the Agreement to read in their entirety as follows:

     "Applicable Commitment Fee" means that percentage of the unused portion of the Commitment to be paid to the Bank pursuant to Section 2.7 hereunder, determined by reference to the ratio of the Borrower's Funded Debt to Total Capitalization, in accordance with the following table:


                          Ratio          Application Fee
                       ---------------  ----------------

                       15% or less            .10%
                       16% through 30%        .125%
                       31% through 40%        .15%
                       41% through 50%        .175%
                       51% through 55%        .225%
                       56% through 60%        .275%




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     The Applicable Commitment Fee shall be determined and adjusted, if appropriate, quarterly on the basis of the financial statements of the Borrower for the fiscal quarter immediately preceding the date of determination of the Applicable Commitment Fee.
     "Applicable Margin" means that percentage to be added to each of the CD Rate, LIBOR Rate or Federal Funds Rate at which interest will accrue on the Advances, determined by reference to the ratio of the Borrower's Funded Debt to Total Capitalization, all in accordance with the following table:

                                      LIBOR OR  Federal Funds
                     Ratio         CD Margin      Margin
                  ---------------  -----------  -------------

                  15% or less        .25%           .35%
                  16% through 30%    .30%           .40%
                  31% through 40%    .40%           .50%
                  41% through 50%    .50%           .60%
                  51% through 55%    .625%          .725%
                  56% through 60%    .75%           .85%


Each Applicable Margin shall be determined, and adjusted if appropriate, quarterly on the basis of the financial statements of the Borrower for the fiscal quarter of the Borrower immediately preceding the date of determination furnished to the Bank pursuant to the requirements of Section 5.3, with prospective effect for the following fiscal quarter. Interest will accrue and be payable in any fiscal quarter on the basis of the Applicable Margin in effect during the preceding fiscal quarter until the Borrower's financial statements for the preceding fiscal quarter are delivered to the Bank. On the first interest payment date which follows delivery of such financial statements in any fiscal quarter, an appropriate adjustment shall be made for interest accrued and paid on prior interest payment dates in that quarter, any overpayment being credited against the interest payment then due from the Borrower to the Bank and any deficiency being then due and payable by the Borrower to the Bank. In the event the Borrower fails to provide the quarterly financial statements pursuant to the requirements of Section 5.3, the Ratio of Funded Debt to Total Capitalization will be presumed to be the highest ratio set forth in the above table.

     "Closing Date" shall mean September 30, 1996.

     Section 2. Amendments to Section 2 and Section 8.13 of the Agreement. The following amendments are hereby made to Section 2 and Section 8.13 of the
Agreement:

A. Section 2.1(A) of the Agreement is amended to replace the reference to July 1, 1997 to January 1, 1998.

(B) Section 2.1(E) of the Agreement is hereby amended to change the Loan Maturity Date to read "January 1, 1998."

(C) Section 8.13 is hereby amended to replace the date "July 1, 1997" with "January 1, 1998".



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     Section 3.  Amendment of Financial Covenants.  Sections 5.2(L)(ii) and
(iii) of the Agreement are hereby amended to read in their entirety as follows:

      (ii) Funded Debt to Total Capitalization. The Borrower, on a consolidated basis, will maintain a ratio of Funded Debt to Total Capitalization not to exceed 60% at September 30, 1996 through March 30, 1997; and not to exceed 55% at March 31, 1997 and at all times thereafter; calculated on a quarterly basis.

     (iii) Fixed Charge Coverage Ratio. The Borrower, on a consolidated basis, will maintain a Fixed Charge Coverage Ratio of not less than
           1.9 to 1.0 at September 30, 1996 through March 30, 1997, and at 2.0 to 1.0 at March 31, 1997 through June 29, 1997; and at 2.25 to 1.0 at June 30, 1997 through December 30, 1997; and at 2.5 to 1.0 at December 31, 1997 and at all times thereafter; calculated quarterly on a four quarter trailing basis commencing from the most recent quarter end.

     Section 4. Conditions Precedent. On or prior to the date of execution of this Second Amendment, the Borrower shall deliver to the Bank the following documents, the receipt and sufficiency of which are conditions precedent to the Bank's obligation to increase the Revolving Line of Credit and to extend the Loan Maturity Date:

      (A) the executed replacement Revolving Line of Credit Promissory Note;

      (B) a Secretary's Certificate and Borrowing Resolutions of the Executive Committee of the Board of Directors of the Borrower;

      (C) a Borrower's Counsel Opinion in form and substance acceptable to the Bank and its counsel; and

      (D) the most recent financial statements of the Borrower, together with a Certificate of Compliance with Financial Covenants, in form and substance acceptable to the Bank.

     Section 5. Effect of Amendment. Except as specifically amended in this Second Amendment, the Agreement shall continue in full force and effect as therein stated and the Borrower certifies that all representations and warranties contained therein are true and correct as if made as of the date hereof.



(1)
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     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed, by their respective duly authorized officers, as of the date first written above.

                                WABASH NATIONAL CORPORATION


                                By: /s/ Mark R. Holden
                                   ------------------------------
                                   Mark R. Holden, Vice President
                                   and Chief Financial Officer


                                NBD BANK, N.A.


                                By:
                                   -----------------------------------
                                   Leo G. Watson, Jr., Vice President









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